Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES FIRST QUARTER RESULTS

•	Revenue of $105.8 million

•	Generated $29.4 million in cash (excluding share repurchases)

•	Repurchased nearly 2.0 million shares (at an average price of $11.09 per share for an aggregate purchase of $21.9 million)

•	Total annual restructuring cost savings of $26 million
Fort Collins, Colo., April 30, 2012 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the first quarter ended March 31, 2012. The company posted first quarter sales of $105.8 million compared to $112.5 million in the fourth quarter of 2011 and $137.7 million in the first quarter of 2011. Income from continuing operations was $0.8 million or $0.02 per diluted share. On a non-GAAP basis, income from continuing operations was $2.4 million and earnings per diluted share from continuing operations was $0.06. The non-GAAP measures exclude the impact of $2.6 million in restructuring charges recorded in the first quarter. A reconciliation of non-GAAP income from continuing operations and earnings per share is provided in the tables. We ended the quarter with $150.7 million in cash and investments, having generated $29.4 million of cash during the quarter excluding the share repurchase of $21.9 million.
“Exiting the first quarter we further reduced our cost structure and lowered our breakeven in both our Thin Films and Solar Energy business units,” said Garry Rogerson, chief executive officer. “With most of the immediate cost reductions behind us and programs in place to better utilize our cash, we are moving ahead with the next stage of our strategic plan to improve manufacturing costs and accelerate long-term, profitable revenue growth. We remain optimistic about our growth prospects, which coupled with our ongoing cost reduction efforts should improve profitability and deliver value to our shareholders.”
Thin Films Business Unit
Thin Films sales increased 11.0% to $60.4 million in the first quarter of 2012 from $54.4 million in the fourth quarter of 2011, due to strong sales to the semiconductor market. Year-over-year, Thin Films sales declined 39.7%, from $100.1 million in the first quarter of 2011.

Solar Energy Business Unit
Solar Energy sales were $45.4 million in the seasonally weak first quarter, a decrease of 21.8% from $58.1 million in the fourth quarter. On a year-over-year basis Solar Energy sales increased 20.9% from $37.6 million due to large scale deployments in North America.
Income/Loss from Continuing Operations
Income from continuing operations for the first quarter was $0.8 million or $0.02 per diluted share, compared to income from continuing operations of $18.8 million or $0.43 per diluted share in the same period last year and loss from continuing operations of $2.6 million or $0.06 per diluted share in the fourth quarter of 2011. On a non-GAAP basis, excluding the impact of the restructuring charge, income from continuing operations was $2.4 million or $0.06 per diluted share up from $0.5 million or $0.01 per diluted share in the fourth quarter of 2011.
Restructuring Charge
The company incurred $2.6 million in charges this quarter related to the restructuring plan that was announced on September 28, 2011. During the quarter the company exited certain facilities, implemented its redesigned compensation plan and made further progress on the transfer of manufacturing of certain solar inverter subcomponents to its Shenzhen, China factory, resulting in annualized savings of approximately $14 million.
The remainder of the restructuring plan is expected to be implemented over the next 6 to 12 months as the company further reduces its cost structure, closes facilities, and relocates other functions to different regions worldwide. As a result, the company anticipates further charges in the amount of $2 to $6 million, principally for space consolidation, and another $1 million in additional severance costs over this timeframe. Once complete, the restructuring plan, along with other cost savings initiatives and margin improvements, is currently expected to deliver annual savings in excess of $30 million, well ahead of our original plan.

Second Quarter 2012 Guidance
The company anticipates second quarter 2012 results from continuing operations to be within the following ranges:

•	Sales of $114 million to $120 million

•	Non-GAAP per share earnings of $0.11 to $0.14

First Quarter 2012 Conference Call
Management will host a conference call tomorrow, Tuesday, May 1, 2012, at 8:30 a.m. Eastern Daylight Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 866-770-7120. International callers may access the call by dialing 617-213-8065. Participants will need to provide conference pass code 87964812. For a replay of this teleconference, please call 888-286-8010 or 617-801-6888, and enter the pass code 73483609. The replay will be available for two weeks following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy is a global leader in reliable power conversion solutions used in thin-film plasma manufacturing and solar energy generation. Founded in 1981, Advanced Energy is headquartered in Fort Collins, Colorado with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes GAAP and non-GAAP operating income and per share earnings data. These non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provides investors with additional perspective. . While some of these excluded items may be incurred and reflected in the company's GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
For additional information on the items excluded from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Forward-Looking Language
The company's expectations with respect to guidance to financial results for the second quarter ending June 30, 2012, anticipated cost savings and restructuring activities and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Such risks and uncertainties include, but are not limited to: the effects of global macroeconomic conditions upon demand for our products, the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry, the continuation of RPS (renewable portfolio standards), the timing and availability of incentives and grant programs in North America and Europe related to the renewable energy market, renewable energy project delays resulting from solar panel price declines and increased competition in the solar inverter equipment market, the timing of orders received from customers, the company's ability to realize benefits from cost improvement efforts and any restructuring plans, the ability to source materials and manufacture products, and unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

###

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	March 31,		December 31,
	2012	2011	2011

SALES	$105,787	$137,652	$112,495
COST OF SALES	66,043	75,607	73,607
GROSS PROFIT	39,744	62,045	38,888
	37.6%	45.1%	34.6%
OPERATING EXPENSES:
Research and Development	15,115	15,862	14,393
Selling, general, and administrative	20,059	20,905	22,343
Restructuring charges	2,575	—	4,229
Amortization of intangible assets	1,372	921	1,021
Total operating expenses	39,121	37,688	41,986

Operating income (loss)	623	24,357	(3,098)

Other income, net	411	663	721
Income (loss) from continuing operations before income taxes	1,034	25,020	(2,377)
Provision for income taxes	268	6,254	218
INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	766	18,766	(2,595)

Income (loss) from discontinued operations, net of income taxes	303	140	(175)

NET INCOME (LOSS)	$1,069	$18,906	$(2,770)

Basic weighted-average common shares outstanding	40,781	43,440	43,316
Diluted weighted-average common shares outstanding	41,292	44,133	43,546

EARNINGS PER SHARE:
CONTINUING OPERATIONS:
BASIC EARNINGS PER SHARE	$0.02	$0.43	$(0.06)
DILUTED EARNINGS PER SHARE	$0.02	$0.43	$(0.06)

DISCONTINUED OPERATIONS:
BASIC EARNINGS PER SHARE	$0.01	$0.00	$0.00
DILUTED EARNINGS PER SHARE	$0.01	$0.00	$0.00

NET INCOME:
BASIC EARNINGS PER SHARE	$0.03	$0.44	$(0.06)
DILUTED EARNINGS PER SHARE	$0.03	$0.43	$(0.06)

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2012	2011*
ASSETS	UNAUDITED

Current Assets:
Cash and cash equivalents	$125,418	$117,639
Marketable securities	25,325	25,567
Accounts receivable, net	103,414	132,485
Inventories, net	83,164	80,283
Deferred income taxes	9,011	9,014
Income taxes receivable	14,863	13,826
Other current assets	10,730	11,672
Total current assets	371,925	390,486

Property and equipment, net	41,247	42,338

Deposits and other	9,031	8,959
Goodwill and intangibles, net	88,581	89,953
Deferred income tax assets, net	1,706	1,642
Total assets	$512,490	$533,378

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$38,225	$44,828
Other accrued liabilities	40,389	46,416
Total current liabilities	78,614	91,244

Long-term liabilities	44,324	34,795

Total liabilities	122,938	126,039

Stockholders' equity	389,552	407,339
Total liabilities and stockholders' equity	$512,490	$533,378

* December 31, 2011 amounts are derived from the December 31, 2011 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,		December 31,
	2012	2011	2011
SALES:
Thin Films	$60,390	$100,099	$54,420
Solar Energy	45,397	37,553	58,075
Total Sales	$105,787	$137,652	$112,495

OPERATING INCOME:
Thin Films	$3,167	$24,824	$7,360
Solar Energy	493	2,512	231
Total segment operating income	3,660	27,336	7,591
Corporate expenses	(462)	(2,979)	(6,460)
Restructuring charges	(2,575)	—	(4,229)
Other income, net	411	663	721
Income (loss) from continuing operations before income taxes	$1,034	$25,020	$(2,377)

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - income from operations without restructuring charge	Three Months Ended
March 31,
2012

Operating Income (loss), as reported	$623
Add back:
Restructuring charge	2,575
Income from operations without restructuring charge	$3,198

Reconciliation of Non-GAAP measure - income from continuing operations without restructuring charge	Three Months Ended
March 31,
2012

Income (loss) from continuing operations, net of tax, as reported	$766
Add back:
Restructuring charge, net of tax benefit	1,651
Income from continuing operations, net of tax without restructuring charge	$2,417

Reconciliation of Non-GAAP measure - per share earnings from continuing operations without restructuring charge	Three Months Ended
March 31,
2012

Diluted earnings per share from continuing operations, as reported	$0.02
Add back:
per share impact of restructuring charge, net of tax benefit	0.04
Per share earnings from continuing operations without restructuring charge	$0.06